Exhibit 10.22

ONEIDA LTD.

June 13, 2011

Steven S. Lefkowitz

6 Taft Drive

Smithtown, NY 11787

Dear Steve:

This letter agreement (this “Agreement”) sets forth our mutual agreement concerning the terms of your continued employment with Oneida Ltd. (the “Company”):

1. Term. The term of this Agreement (the “Term”) shall commence on June 13, 2011, and shall continue until terminated in accordance with Section 6.

2. Position. You shall serve as Senior Vice President - Sales of the Company and shall have such duties and authority as shall be determined from time to time by the Chief Executive Officer or by the Board of Directors of the Company (the “Board”). You agree to serve the Company faithfully and to the best of your ability.

3. Base Salary. During the Term, the Company will pay you a base salary of $300,000.00 (your “Base Salary”) in accordance with the Company’s regular payroll practices, as in effect from time to time. Your Base Salary may be increased by the Board in its sole discretion at any time.

4. Annual Bonus/Commission. During the Term, the Company may pay you an annual bonus (your “Annual Bonus”). The form of payment and the other terms and conditions of such Annual Bonus shall be determined by and in the sole discretion of the Board. As of the date of this Agreement you are a participant in the Management Annual Incentive Plan at a level designated by the Board. You are also a participant in the Foodservice Sales Bonus Plan at a level designated by the President and CEO.

In addition, you currently and will going forward earn a 4% commission on all new business with Royal Caribbean Cruise Lines including their Celebrity line (“the Commission”). New business includes all orders for new ships, retrofits of older ships and other products purchased for ships which have not been purchased by the ship before. The Commission will be payable in the same manner as it has been payable before the date of this Agreement. You will continue to receive such Commissions until you stop actively calling on Royal Caribbean Cruise Lines.

5. Employee Benefits. During the Term, you shall be included, to the extent eligible, in all the employee benefit plans or programs of the Company as are available to other similarly situated employees generally and such other benefit plans or programs as may be specified by the Board.

6. Termination of Employment. The Company shall have the right to terminate your employment at any time and for any reason. You shall have the right to terminate your employment with the Company at any time and for any reason. Subject to your execution of a general release of claims against the Company in a form substantially as attached hereto, if the Company terminates your for any reason other than Cause (as defined below), or if you resign from your employment for Good Reason (as defined below), the Company shall continue to pay you your Base Salary through the twelve month anniversary of the date of your termination of employment, at such intervals as the same would have been paid had you remained employed by the Company. Such periodic payments shall not be construed as being continued employment with the Company. In the event the Company terminates your employment for Cause or you resign your employment for any reason other than Good Reason, you shall be entitled to receive any earned and unpaid Base Salary, any earned but unpaid Bonus, any earned but unpaid Commissions and any accrued but unpaid vacation through the date of such termination or resignation. Unless required by applicable law, you shall have no further rights to any other compensation (including any unearned Annual Bonus) or any other benefits. Whether any Bonus has been earned or not shall be determined by the Board of Directors in accordance with the terms of the particular Bonus Plan in which you are participating. For purposes of this Agreement, “Cause” shall mean (a) your willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the financial condition or business reputation of the Company, (b) your conviction of, or plea of nolo contendre to, a felony, or any willful perpetration of a common law fraud; or (c) your willful and continued failure or refusal to substantially perform your duties with the Company, or such conduct which, in the opinion of the Board of Directors has or will bring harm to the Company’s reputation and/or current or future business. For purposes of this Agreement, “Good Reason” shall mean a substantial diminution in your title, position, and responsibilities without your consent.

7. Restrictive Covenants.

(a) Noncompetition. In consideration of the severance payment to which you may be entitled pursuant to the Agreement as set forth above and the salary, bonuses and benefits to which you are entitled during the term hereof, you agree that during your employment with the Company and through the twelve month anniversary of the date of your termination of employment with the Company for any reason(the “Restricted Period”) you shall not, directly or indirectly, engage, whether as a proprietor, partner, principal, joint venture participant, employer, agent, employee, consultant, officer, director or investor, alone or in association with any other person, firm, corporation or other entity (other than an owner of less than one percent of the capital stock of a publicly traded entity), in any business or activity that competes with the business conducted by the Company in the geographical area in which it is engaged or will engage in such business during such period.

(b) Nonsolicitation.

(i) You agree that during the Restricted Period you shall not in any way, directly or indirectly, whether as a proprietor, partner, principal, joint venture participant, employer, agent, employee, consultant, officer, director or investor, alone or in association with any other person, firm, corporation or other entity, call upon, solicit, advise or otherwise do, or attempt to do, business with any person or entity who is, or was during your employment, a client or customer of the Company, or take away or interfere or attempt to take away or to interfere with any customer, trade, business, patronage or affair of the Company.

(ii) You agree that during your employment with the Company and through the third anniversary of the date of your termination of employment with the Company for any reason you shall not in any way, directly or indirectly, whether as a proprietor, partner, principal, joint venture participant, employer, agent, employee, consultant, officer, director or investor, alone or in association with any other person, firm, corporation or other entity, solicit, induce to leave, hire (or attempt to hire) or otherwise interfere (or attempt to interfere) with any person or entity who is at such time, or was during your employment, an employee, officer, consultant, representative or agent of the Company.

(c) Statements. You agree that during the Restricted Period, you will refrain from making any comments or statements to the press, the employees of the Company or any individual or entity with whom the Company has a business relationship which would be likely to be adversely affect the conduct of the business of the Company or the business reputation of the Company or any of its employees, representatives or members of its boards of directors.

(d) Confidentiality. You agree that at no time during the Term or thereafter will you, except in performance of your obligations to the Company, directly or indirectly, reveal to any person, entity or other organization or use for your own benefit any information deemed to be confidential or proprietary by the Company relating to the assets, liabilities, employees, goodwill, business or affairs of the Company, including, without limitation, any information concerning past, present or prospective customers, suppliers, manufacturing processes or marketing data, or any other confidential or proprietary information (“Confidential or Proprietary Information”). You further agree that you will not, without the prior written consent of the Company, remove or take from the Company’s premises (or if previously removed or taken, at the Company’s request, to promptly return) any written Confidential or Proprietary Information or any copies or extracts thereof. Upon the request and at the expense of the Company, you shall promptly make all disclosures, execute all instruments and papers and perform all acts reasonably necessary to vest and confirm in the Company, fully and completely, any and all rights in Confidential or Proprietary Information. This restriction shall not apply to: (i) information approved for release by written authorization of the Company or (ii) information that may be required by law or an order of any court or government agency to be disclosed, In the event you believe you are, or have reason to believe you will be, required by any applicable law, discovery request and or legal process to such information, you shall provide the Company’s General Counsel with written notice no less than five business days prior to any such disclosure.

(e) Return of Company Property. Upon the termination of your employment for any reason, you will immediately return all property and material in your possession that belongs or relates to the Company, including all originals and copies of files, writings, reports, memoranda, diaries, notebooks, notes of meetings or presentations, data, computer software and hardware, diskettes, cellular phones, drawings, charts, photographs, slides, patents, or another form of record which contains information belonging to or created or produced by, for or at the direction of the Company, or any employee or agent thereof.

(f) Rights and Remedies Upon Breach. The parties acknowledge and agree that any breach of the covenants in this Section 7 will cause immediate and irreparable injury, direct or indirect, to the Company and that money damages will not provide adequate remedy. You therefore agree that if you violate any of the restrictions covenants hereunder, the Company shall be entitled, among and in addition to any other rights or remedies available under this Agreement or at law or in equity, to temporary and permanent injunctive relief, without bond or other security, to prevent you from committing or continuing a breach of such covenants. If you breach any of your obligations under this Section 8, the Company may, upon written notice to you, terminate its obligations to make any further payments to you as described in Section 6.

8. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision of this Agreement held to be invalid or unenforceable shall be reformed to the extent necessary to make it valid and enforceable.

9. Successors. This Agreement shall inure to the benefit of and be binding upon and enforceable by the Company and its successors, permitted assigns, heirs, legal representatives, executors, and administrators.

10. Governing Law. This Employment Agreement shall be subject to the laws of the State of New York applicable to contracts executed in and to be performed therein.

11. Counterparts. All executed copies of this Agreement shall have the same force and effect and shall be as legally binding and enforceable as the original. This Agreement may be executed in counterparts, each of which shall constitute a single instrument.

12. Entire Agreement. All prior negotiations and agreements between the parties hereto with respect to the matters contained herein are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein.

13. Withholding. The payment of any amount pursuant to this Agreement shall be subject to applicable withholding and payroll taxes and such other deductions as may be required by law or under the Company’s employee benefit plans.

14. Representation. You represent and warrant that a) as of the effective date hereof and the date of execution hereof, you are not in violation of the non-competition and confidentiality provisions of the agreement; b) that as of the date of this agreement and your execution thereof, you are free to and capable of performing the duties and responsibilities of your office and employment in accordance with the terms hereof; and e) that you have consulted with counsel of your choosing with respect to the terms of this agreement, your duties responsibilities and restrictions in accordance with its terms and the significance and terms of the General Release attached hereto which you are obligated to execute as a condition of receiving severance in accordance with the terms of Section 6 above.

Sincerely,

/s/ James E. Joseph
James E. Joseph President & CEO

Accepted and agreed:

/s/ Steven S. Lefkowitz
Steven S. Lefkowitz

Date:

RELEASE

This Release is made effective as of the          day of             , 2011 by and among Oneida Ltd., a Delaware corporation (the “Company”) and                                          (hereinafter the “Executive”).

WHEREAS, Oneida and Executive are parties to that certain Employment Agreement dated as of                     (the “Employment Agreement”); and

WHEREAS, as a condition of and as part of the consideration for Oneida’s obligations to make payments to Executive under Section          of the Employment Agreement, Executive is required to execute a Release with Oneida of any and all claims that either party may have against the other with respect to Executive’s employment by Oneida.

NOW, THEREFORE, in consideration of the mutual promises in the Employment Agreement and herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

1. The recitals set forth above are incorporated herein and made a part hereof.

2. Executive on his own behalf and on behalf of each of Executive’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby waives, releases and forever discharges Oneida and its directors, officers, shareholders, agents, representatives, employees, subsidiaries or affiliated entities and assigns (the “Oneida Released Parties”), from any and all actions, causes of action, sums of money, suits, claims and controversies, direct or indirect, known or unknown, choate and inchoate, which they may have, or at any time prior to and including the date of this Release, have had or could have had against the Oneida Released Parties; provided, however, that this Release shall not release Oneida from its obligations under the Employment Agreement.

3. In further consideration of the payments and benefits provided to the Employee under the Agreement, the Releasors hereby unconditionally release and forever discharge the Oneida Released Parties from any and all Claims that the Releasors may have as of the date the Executive signs this Release arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Release, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Company in connection with his retirement to consult with an attorney of his choice prior to signing this Release and to have such attorney explain to the Executive the terms of this Release, including without limitation, the terms relating to the Executive’s release of claims arising under ADEA and, the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Release and to consult with an attorney of his choosing with respect thereto; (iii) the Executive is providing the release and discharge set forth in this Section 3 only in exchange for consideration in addition to anything of value to which the Executive is already entitled; and (iv) that the Executive knowingly and voluntarily accepts the terms of this Release.

4. This Release may be revoked by the Executive within the seven-day period commencing on the date the Executive signs this Release (the “Revocation Period”). In the event of any such revocation by the Executive, all obligations of the parties under this Release shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by the Executive shall be effective unless it is in writing and signed by the Executive and received by the Company prior to the expiration of the Revocation Period. If this Release is revoked, the Executive agrees to return to the Company any payments made to him in connection with the Release.

5. This Release may be executed in one or more counterparts, all of which will be deemed to be one original document. For the convenience of the parties, signatures delivered by a party by facsimile shall be deemed to be legally effective and binding upon such party, as if they were originals.

6. This Release is freely and voluntarily executed by the parties hereto after having been advised of all relevant information concerning this Release. The parties hereto, in executing this Release, do not rely on any inducements, promises, or representations other than such as are contained in this Release and the License Agreement.

7. Each party hereby represents and warrants to the other party that they have all requisite authority to execute and deliver this Release, that this Release constitutes the legal, valid and binding agreement of such party, and that any consents of third parties that may be required in order for this Release to be a legal, valid and binding agreement of such party have been obtained prior to the execution of this Release.

8. This Release shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Release to be signed and executed as of the      day of             , 2011.

Executive:

/s/ Stephen J. Lefkowitz

Oneida Ltd., a Delaware corporation

By:
Its:

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